EXHIBIT  23

                    Consent of Independent Public Accountants



We  hereby  consent  to  the  incorporation  by  reference  in  the Registration
Statements  on  Form  S-3  (No.  333-18927,  333-58715, 333-91406, 333-91815 and
333-103674) of SEMCO Energy, Inc. of our report dated February 10, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 10, 2003 relating to the financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers  LLP

Detroit,  Michigan
March  13,  2003